Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Mereo BioPharma Group plc

London, United Kingdom

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-249341 and No. 333-239708 and No. 333-258495) and Form S-8 (No. 333-231636 and No. 333-236498 and No. 333-252147 and No. 333-262151) of Mereo BioPharma Group plc of our report dated March 31, 2022, relating to the consolidated financial statements which appears in this Annual Report on Form 20-F.

/s/ BDO LLP

BDO LLP

Reading, United Kingdom

March 31, 2022